UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

CRISPR THERAPEUTICS AG

(Exact Name of Company as Specified in Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14

6300 Zug

Switzerland

+41 (0)41 561 32 77

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2018, CRISPR Therapeutics AG (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”) under which the Company may offer and sell (the “Offering”), from time to time at its sole discretion through Jefferies, as its sales agent, its common shares, par value of CHF 0.03 per share (the “Common Shares”), having an aggregate offering price of up to $125,000,000.

Subject to the terms and conditions of the Agreement, Jefferies has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Common Shares so designated by the Company as sales agent in accordance with an instruction from the Company. The sales, if any, of the Common Shares under the Agreement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), or, with the Company’s prior consent, in negotiated transactions or block transactions. The Agreement provides that the commission payable to Jefferies for sales of Common Shares with respect to which Jefferies acts as sales agent shall be up to 3.0% of the gross sales price for such Common Shares sold pursuant to the Agreement. The Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and Jefferies have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. Jefferies and the Company have the right, by giving written notice as specified in the Agreement, to terminate the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Common Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-221491) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 9, 2017 and declared effective on December 4, 2017. On August 31, 2018, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Shares pursuant to the Agreement.

The legal opinion of VISCHER AG relating to the legality of the issuance and sale of the Common Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated August 31, 2018, by and between CRISPR Therapeutics AG and Jefferies LLC.

5.1	Opinion of Vischer AG.

23.1	Consent of Vischer AG (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: August 31, 2018	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D.
Chief Executive Officer